UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

       Date of Report (Date of earliest event reported):
                August 8, 2003 (August 8, 2003)
                     ___________________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

                         000-32855
                  (Commission File Number)

          Delaware                           74-2982117
(State or Other Jurisdiction of            (IRS Employer
Incorporation or Organization)          Identification No.)

     401 Whitney Avenue, Suite 400
         Gretna, Louisiana                    70056-2596
(Address of Principal Executive Offices)      (Zip Code)

      Registrant's Telephone Number, Including Area Code:
                      (504) 367-7030




ITEM 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL
          INFORMATION AND EXHIBITS.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

          The following exhibits are filed herewith:

Exhibit No.                   Description
-----------                   -----------

  99.1       Torch  Offshore, Inc. Press Release, dated
             August 8, 2003.


ITEM 12.  RESULT OF OPERATIONS AND FINANCIAL CONDITION.

On August 8, 2003, Torch Offshore, Inc. (the "Company") issued a press release announcing operating results for the quarter ended June 30, 2003. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The Company has presented its EBITDA for the three- and six-month period ended June 30, 2003 in the press release, which is a "non-GAAP" financial measure under Regulation G. The components of EBITDA are computed by using amounts, which are determined in accordance with GAAP. As part of our press release information, we have provided a reconciliation of EBITDA to net income (loss) attributable to common stockholders, which is its nearest comparable GAAP financial measure. However, because EBITDA is not based on any standardized methodology prescribed by GAAP, it is not necessarily comparable to similar measures presented by other companies. The Company included EBITDA in the press release because it believes that it uses this measure as an internal benchmark against certain performance objectives and to provide investors and creditors additional information in assessing the Company's business in comparison to industry and other market competitive standards.

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.


                              By: /s/ ROBERT E. FULTON
Date: August 8, 2003          ------------------------
                              Robert E. Fulton
                              Chief Financial Officer


                      INDEX TO EXHIBITS


Exhibit No.                   Description
-----------                   -----------

   99.1       Torch  Offshore, Inc. Press Release, dated
              August 8, 2003.
                                              EXHIBIT 99.1

NEWS RELEASE
For immediate release to:
  Analysts, Financial Community, Media
Contact: Bob Fulton (1)504-367-7030   b.fulton@torchinc.com
         Bradley Lowe(1)504-367-7030  b.lowe@torchinc.com

    Torch Offshore Announces 2003 Second Quarter Results

New Orleans, Louisiana USA, August 8, 2003

SECOND QUARTER RESULTS
Torch Offshore, Inc. (NASDAQ: TORC) (the "Company") announced today that revenues for the quarter ended June 30, 2003 were $13.9 million, an increase of 7.5 percent compared to revenues of $12.9 million for the second quarter of 2002. Gross profit (revenues less cost of sales) for the second quarter of 2003 was $1.4 million or 9.9 percent of revenues compared to the second quarter 2002 gross profit of $2.2 million or 17.1 percent of revenues. Our second quarter 2003 gross profit was adversely impacted by a $0.7 million ($0.4 million after tax effect, or $0.03 per diluted share) charge to cost of sales resulting from additional costs incurred relating to the termination of the Midnight Hunter charter. The second quarter 2003 net loss attributable to stockholders was $1.2 million, or $0.09 per diluted share, compared to the net loss attributable to stockholders in the second quarter of 2002 which was $0.4 million, or $0.03 per diluted share.

Lyle G. Stockstill, Torch Offshore, Inc. Chairman and Chief Executive Officer, commented, "The competition in the shallow water Gulf of Mexico market during the second quarter of 2003 was extremely intense, resulting in depressed pricing and a lower gross profit for the Company. Although the utilization of our fleet remained relatively stable as compared to traditional second quarter activity, the pricing structure was simply not there for shallow water pipelay work."

"As for the future of Torch Offshore, we continue to work towards our goal of entering the deepwater markets of the world and providing state of the art vessels and opportunity to our customers. During the second quarter, we completed the necessary modifications to the Midnight Wrangler, including the addition of cranes, and it has gone out and successfully completed its first job in the past few days. In addition, the conversion of the Midnight Express, a 520-foot dynamically positioned (DP-2) offshore construction vessel equipped with our patented pipelay system, continues to progress and should be completed in time for the vessel to enter our active fleet in the first half of 2004."

FIRST HALF RESULTS
For the first half of 2003, revenues increased 4.3 percent to $30.9 million generating a gross profit of $4.7 million or 15.1 percent of revenues, compared to year-ago period revenues of $29.6 million that produced a gross profit of $6.2 million or 20.9 percent of revenues. Included in cost of sales in the first six months of 2003 was $1.3 million ($0.9 million after tax effect, or $0.07 per diluted share) of costs related to the termination of the Midnight Hunter charter. The net loss attributable to stockholders for the first six months of 2003 totaled $1.1 million, or $0.09 per diluted share, compared to the net income attributable to stockholders in the first six months of 2002 which was $0.1 million, or $0.01 per diluted share.

CONFERENCE CALL
A conference call will be held at 10:00 a.m. Central Time on Friday, August 8, 2003. To participate by telephone, United States callers can dial (800) 901-5226 and international callers can dial (617) 786-4513 ten to fifteen minutes prior to the starting time. The conference ID for all callers is 88664617. The conference call will also be webcast live on the Internet through the Investor Relations page on the Company's web site, www.torchinc.com.

The call will be available for replay beginning at 1:00 p.m. (Central Time) on August 8, 2003 and ending at midnight (Central Time) on Thursday, August 14, 2003. For callers in the United States, the toll-free number for the replay is
(888)  286-8010. For international callers,  the  number  is
(617)  801-6888. The conference ID for all callers  for  the
replay  is  37855044.  All  individuals  listening  to   the
conference call or the replay are reminded that all conference call material is copyrighted by Torch Offshore, Inc. and cannot be recorded or rebroadcast without Torch Offshore, Inc.'s express written consent.

Established in 1978, Torch Offshore, Inc. is involved in offshore pipeline installation and subsea construction for the oil and natural gas industry. Torch Offshore, Inc. is expanding beyond its established shallow water niche market in order to serve the industry's worldwide growing needs in the deep waters.

Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, expects, believes or anticipates may or will occur in the future, are forward-looking statements under the Private Securities Litigation Act of
1995. The forward-looking statements in this news release include statements about our deepwater operations, the modification and/or conversion timing and cost of the Midnight Express and the capabilities of the Company's vessels. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission, as well as other factors that may not be within the Company's control, including, specifically, oil and natural gas commodity prices, weather conditions and offshore construction activity levels. Although the Company believes its expectations are based on reasonable assumptions, it gives no assurance that the Company's assumptions and projections will prove to be correct. Actual results may differ materially from those projected.

                                                   PR 03-013
                            # # #


                      TORCH OFFSHORE, INC.
              Statements of Operations (Unaudited)
             (in thousands, except per share data)

                                Three Months       Six Months
                                Ended June 30,    Ended June 30,
                               --------------    --------------
                                 2003    2002     2003     2002
                               ------  ------   ------   ------
Revenues                      $13,876 $12,910  $30,905  $29,635
Cost of revenues:
   Cost of sales               12,500  10,707   26,245   23,453
   Depreciation and
     amortization               1,822   1,861    3,649    3,791
   General and
     administrative expenses    1,348   1,021    2,703    2,271
                               ------  ------   ------   ------
      Total cost of revenues   15,670  13,589   32,597   29,515
                               ------  ------   ------   ------
Operating income (loss)        (1,794)   (679)  (1,692)     120
                               ------  ------   ------   ------
Other income (expense):
   Interest expense                 -     (20)       -      (55)
   Interest income                  -      62        -      164
                               ------  ------   ------   ------
      Total other income            -      42        1      109
                               ------  ------   ------   ------
Income (loss) before
  income taxes                 (1,794)   (637)  (1,691)     229
Income tax (expense)
  benefit                         628     223      592      (80)
                               ------  ------   ------   ------
Net income (loss)
  attributable to common
  stockholders                $(1,166)$  (414) $(1,099) $   149
                               ======  ======   ======   ======

Net income (loss) per
  common share:
     Basic                    $ (0.09)$ (0.03) $ (0.09) $  0.01
                               ======  ======   ======   ======
     Diluted                  $ (0.09)$ (0.03) $ (0.09) $  0.01
                               ======  ======   ======   ======
Weighted average common
  stock outstanding:
     Basic                     12,636  12,723   12,636   12,788
                               ======  ======   ======   ======
     Diluted                   12,653  12,723   12,645   12,788
                               ======  ======   ======   ======
Other data:
   EBITDA (A), (B)            $    28 $ 1,182  $ 1,957  $ 3,911
                               ======  ======   ======   ======

(A) The Company calculates EBITDA as earnings before net interest, income taxes, depreciation and amortization.
Please see Condensed Balance Sheet and Other Information included in this News Release for a reconciliation of EBITDA to net income (loss) attributable to common stockholders. EBITDA is presented here to provide additional information about our operations. EBITDA is not a calculation based on generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, as an indicator of our operating performance or as an alternative to cash flow as a better measure of liquidity. In addition, our EBITDA calculation may not be comparable to similarly titled measures of other companies.


                    TORCH OFFSHORE, INC.
 Condensed Balance Sheet and Other Information (Unaudited)
            (in thousands, except per share data)


                                June 30,      December 31,
                                  2003            2002
                              ------------    ------------
Assets
Current assets                  $ 21,765        $ 31,373
Property, net                    111,815          67,561
Other assets                       3,185           2,970
                              ------------    ------------
     Total assets               $136,765        $101,904
                              ============    ============

Liabilities and
  Stockholders' Equity
Accounts payable - trade        $  9,156        $  7,677
Accrued expenses and other         3,815           7,393
Midnight Express
  Finance Facility                19,630               -
Current portion of long-
  term debt                        2,780              14
Receivable line of credit          4,868           4,271
                            ------------    ------------
     Total current
       liabilities                40,249          19,355
Deferred income taxes              2,044           2,636
Long-term debt, less
  current portion                 15,680              46
Stockholders' equity              78,792          79,867
                            ------------    ------------
     Total liabilities and
       stockholders' equity     $136,765        $101,904
                            ============    ============

                          Three Months      Six Months
                         Ended June 30,   Ended June 30,
                         --------------   --------------
                           2003    2002     2003    2002
                          -----   -----    -----   -----
EBITDA Reconciliation(B):
Net income (loss)
  attributable to common
  stockholders           $(1,166)$ (414)   $(1,099)$  149
Income tax expense
  (benefit)                 (628)  (223)      (592)    80
Other income                   -    (42)        (1)  (109)
Depreciation and
  amortization             1,822  1,861      3,649  3,791
                           -----  -----      -----  -----
EBITDA                   $    28 $1,182    $ 1,957 $3,911
                           =====  =====      =====  =====

(B) We have disclosed EBITDA, a non-GAAP measure determined as described in item (A) above, because we use this measure as an internal benchmark against certain performance objectives and to provide investors and creditors additional information in assessing our business in comparison to industry and other market competitive standards.